                                                                   EXHIBIT 3.1


                           RECEIPT AND CERTIFICATE



RPM, INC. formerly REPUBLIC POWDERED METALS, INC.
- -------------------------------------------------
                                     NAME

                                    202203
                                    ------
                                    NUMBER


DOMESTIC CORPORATIONS                         MISCELLANEOUS FILINGS

  ARTICLES OF INCORPORATION                   ANNEXATION/INCORPORATION--CITY
                                              OR VILLAGE
  AMENDMENT

  MERGER/CONSOLIDATION                        RESERVATION OF CORPORATE NAMES

  DISSOLUTION                                 REGISTRATION OF NAME

  AGENT                                       REGISTRATION OF NAME RENEWALS

  RE-INSTATEMENT                              REGISTRATION OF NAME--CHANGE
                                              OF REGISTRANTS ADDRESS
  CERTIFICATES OF CONTINUED
    EXISTENCE                                 TRADE MARK

  MISCELLANEOUS                               TRADE MARK RENEWAL

                                              SERVICE MARK

FOREIGN CORPORATIONS                          SERVICE MARK RENEWAL

                                              MARK OF OWNERSHIP
  LICENSE
                                              MARK OF OWNERSHIP RENEWAL
  AMENDMENT
                                              EQUIPMENT CONTRACT/CHATTEL
  SURRENDER OF LICENSE                          MORTAGE

  APPOINTMENT OF AGENT
                                              POWER OF ATTORNEY
  CHANGE OF ADDRESS OF AGENT
                                              SERVICE OF PROCESS
  CHANGE OF PRINCIPAL OFFICE
                                              MISCELLANEOUS
  RE-INSTATEMENT
                                              ASSIGNMENT--TRADE MARK, MARK

  FORM 7                                        OF OWNERSHIP, SERVICE MARK,
  PENALTY                                       REGISTRATION OF NAME


        I certify that the attached document was received and filed in the office of TED W. BROWN, Secretary of State, at Columbus, Ohio, on the 9th
                                                                     ------
day of November       A.D. 1971, and recorded on Roll B772 at Frame 725 of
       --------------        --                       ----          ---
the RECORDS OF INCORPORATION and MISCELLANEOUS FILINGS.

                                                /s/  TED W. BROWN
                                                -----------------------
                                                     TED W. BROWN,
                                                     Secretary of State

Filed by and Returned To:    Calfee, Halter, Calfee, Griswold & Sommer
                          -----------------------------------------------
                             1800 Central Nztional Bank Building
                          -----------------------------------------------
                             Cleveland, Ohio 44114 Att: Richard N. Ogle
                          -----------------------------------------------

                                                   FEE RECEIVED: $1275.00

                  NAME: RPM, INC. formerly REPUBLIC POWDERED METALS, INC.
                        -------------------------------------------------

                         CERTIFICATION OF ADOPTION OF

                     AMENDED ARTICLES OF INCORPORATION OF

                        REPUBLIC POWDERED METALS, INC.
                     (hereafter to be known as RPM, Inc.)

                                                            Charter No. 202203

        Thomas C. Sullivan, President, and Louis J. Gillich, Secretary of Republic Powdered Metals, Inc. an Ohio corporation, do hereby certify that a meeting of the holders of all of the shares of Republic Powdered Metals, Inc. was duly called and held on the 20th day of October, 1971, at which meeting a quorum of such shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise more than eighty percent (80%) of the voting power of said corporation the Resolutions attached hereto were adopted for the purpose of adopting the attached Amended Articles of Incorporation of said corporation.

        IN WITNESS WHEREOF, said Thomas C. Sullivan, President and
Louis J. Gillich, Secretary of Republic Powdered Metals, Inc., acting for and on behalf of said corporation have hereunto subscribed their names this 9th day of November, 1971.
- ---

                                             /s/ Thomas C. Sullivan
                                             ---------------------------------
                                                 Thomas C. Sullivan, President


                                             /s/ Louis J. Gillich
                                             ---------------------------------
                                                 Louis J. Gillich, Secretary

                            RESOLUTIONS ADOPTED AT
                      SPECIAL MEETING OF SHAREHOLDERS OF
                        REPUBLIC POWDERED METALS, INC.
                               October 20, 1971
                      ----------------------------------

"RESOLVED, That new Amended Articles of Incorporation of this Corporation in the form in which the same were communicated to the shareholders of this Corporation as Exhibit A to the Proxy Statement dated September 30, 1971, which accompanied the Notice of this Meeting, and as attached to these Resolutions as Exhibit A, be and the same are hereby adopted to supersede and take the place of the Corporation's existing Amended Articles of Incorporation.

"BE IT FURTHER RESOLVED, That the President and the Secretary of this Corporation be and they are hereby authorized and directed to file as promptly as possible in the Office of the Secretary of State of Ohio an appropriate Certificate of Adoption of Amended Articles of Incorporation and to take such other action as may be appropriate in order to render effective said Amended Articles of Incorporation and carry out the purpose of these Resolutions."

                      AMENDED ARTICLES OF INCORPORATION

                                      OF

                                  RPM, INC.
                   (Formerly Republic Powered Metals, Inc.)


        FIRST: The name of the Corporation is RPM, Inc.

        SECOND: The place in the State of Ohio where its principal office is located is Brunswick Hills Township, in Medina County.

        THIRD: The purpose or purposes of the Corporation are as follows:

            (a) To manufacture, compound, mix, buy, sell and otherwise deal in paints, enamels, varnishes, shellacs, lacquers and protective and decorative coatings and coverings of every kind and description, together with every kind and variety of ingredients thereof, and, in general, to manufacture, purchase, use and sell goods, wares and merchandise of every kind and description.

            (b) To purchase, acquire, apply for, register, hold, use, hypothecate, exchange, assign, lease, grant licenses or sublicenses in respect of, sell, deal in, and dispose of letters patent of the United States or any foreign country, patent rights, privileges, inventions, improvements, processes, designs, formulae, copyrights, trademarks, trade names, and rights analogous thereto, necessary, useful, or convenient in connection with any business of the Corporation.

            (c) To purchase, lease or otherwise acquire, own, hold, use, maintain, operate, develop, sell, lease, encumber, convey, exchange or otherwise dispose of real and personal property, or interests therein, and to construct, equip, occupy, improve, use, operate, sell, lease, exchange or otherwise dispose of buildings, factories, plants, storehouses, offices and structures of all kinds, necessary, useful, or convenient in connection with any business of the Corporation.

            (d) To purchase or otherwise acquire all or any part of the business, good will, rights, property and assets and to assume all or any part of the liabilities of any corporation, association, partnership or individual engaged in any business in which any corporation organized under the General Corporation Act of the State of Ohio is entitled to engage.

            (e) To acquire by purchase, subscription, exchange, or otherwise, to guarantee, to invest in or hold for investment or otherwise, and to trade, deal in and with, use, sell, pledge, or otherwise dispose of the stock, bonds, and other evidences of indebtedness or obligations of any corporation, domestic or foreign, and to issue in exchange or in payment therefor its own stock, bonds, or other evidences of indebtedness, and, while owner of any such stock, bonds, and evidences of indebtedness, to possess and exercise all the rights, powers and privileges of ownership, including the right to vote thereon for any and all purposes; to acquire by purchase, subscription, exchange, or otherwise and to deal in and with, use, sell, pledge or otherwise dispose of the bonds and other evidences of indebtedness or obligations of any public or municipal corporation, domestic or foreign, and of any government, state, governmental authority, or governmental subdivision, domestic or foreign; and to do any and all acts or things deemed advisable for the preservation, protection, improvement, or enhancement in value of any stock; bonds, or other evidences of indebtedness or securities, and to do any and all acts and things designed to accomplish any such purpose.

            (f) To join, merge, or consolidate with and to enter into agreements and cooperative relations, not in contravention of law, with any corporation, association, partnership, or individual in and about the carrying out of all or any of its purposes.

            (g) To borrow money or otherwise use its credit for its corporate purposes; to make, accept, endorse, execute, and issue promissory notes, bills of exchange, bonds, debentures, and other obligations and evidences of indebtedness; and to secure the payment of any such obligations by mortgage, pledge, deed of trust, or otherwise.

            (h) In general, to carry on any lawful business whatsoever in connection with or incidental to the foregoing, or which has for its object the promotion, directly or indirectly, of the general interests of the Corporation, or the protection, improvement, preservation, or enhancement of the value of its properties and rights, and to do whatever it may deem necessary, useful, convenient, or proper for the accomplishment of any one or more of the purposes of the Corporation, and, to the same extent and as fully as any natural person might lawfully or could do, to do all and every lawful act and thing and to enter into and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government, or subdivision thereof, without limitation as to amount, necessary, suitable, or convenient for the accomplishment of any of the purposes of the Corporation or incident to any of the powers hereinbefore enumerated, the enumeration of specific powers not being a limitation or restriction in any manner of the general powers of the Corporation.

            (i) To do all or any of such acts and things and exercise any of such powers in any state of the United States, in any district, territory, colony, protectorate, or possession thereof, and in any and all foreign countries, and to maintain such offices, branches, plants, properties, and establishments in any or all thereof as may be deemed advisable by the Corporation.

        FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Two Million (2,000,000) shares, all of which shall be Common Shares, without par value.

        FIFTH: The Corporation, by action of its Directors and without action by its shareholders, may purchase its own shares in accordance with the provisions of the General Corporation Law of Ohio. Such purchases may be made either in the open market or at public or private sale, in such manner and amounts, from such holder or holders of outstanding shares of the Corporation, and at such prices as the Directors shall from time to time determine.

        SIXTH: No holder of shares of the Corporation of any class, as such, shall have any preemptive right to purchase or subscribe for shares of the Corporation, of any class, or other securities of the Corporation, of any class, whether now or hereafter authorized.

        SEVENTH: Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring for any action the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, such action may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, except that affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of such class or classes shall be necessary:

            (a) to approve the lease, sale, exchange, transfer or other disposition by the Corporation of all, or substantially all, of its assets; or

            (b) to effect a merger, consolidation, majority share acquisition or combination other than a combination to which subparagraph (a) of this Article Seventh applies, as such terms are defined under the General Corporation Law of Ohio, if the holders of shares of the Corporation entitling them to exercise all of the voting power of the Corporation in the election of Directors immediately prior to consummation of such transaction shall, upon consummation thereof, thereafter be entitled to exercise less than two-thirds of the voting power of the Corporation, or of the surviving or new corporation (in the case of a merger or consolidation), in the election of Directors; or

            (c) to adopt any amendment to the Amended Articles of Incorporation of the Corporation which changes the provisions of this Article Seventh.

        EIGHTH: These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation of the Corporation.

                              THE STATE OF OHIO
                                    [LOGO]

                             DEPARTMENT OF STATE

                                 TED W. BROWN
                              Secretary of State

                                 CERTIFICATE

                                    202203


IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the
filing and recording of:  AMD AGS CHL    of RPM, Inc.
                        ---------------



    UNITED STATES OF AMERICA         Recorded on Roll E014 at Frame 1849 of the
         STATE OF OHIO                                ----          ----
Office of the Secretary of State     Records of Incorporation and Miscellaneous
                                     Filings



       [SEAL] Witness my hand and the seal of the Secretary of State, at the City of Columbus, this 29TH day of OCTOBER, A.D. 1974

                                                 /s/  TED W. BROWN
                                                 ----------------------
                                                      TED W. BROWN
                                                    Secretary of State

                           CERTIFICATE OF AMENDMENT TO

                      AMENDED ARTICLES OF INCORPORATION OF

                                    RPM, INC.

                                                              Charter No. 202203

                Thomas C. Sullivan, President, and James A. Karman, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the holders of all of the common shares of RPM, Inc. was duly called and held on the 27th day of September, 1974, at which meeting a quorum of such shareholders was present in person or by proxy at all times, that by the affirmative vote of the holders of shares entitling them to exercise more than two-thirds (2/3) of the voting power of said corporation the Resolutions attached hereto as Exhibit A were adopted for the purpose of amending Articles SECOND and SEVENTh, inserting a new Article EIGHTH and renumbering existing Article EIGHTH as Article NINTH, of the Amended Articles of Incorporation of said corporation, and that as a result of said action said Articles SECOND, SEVENTH, EIGHTH and NINTH shall henceforth read in their entirety as set forth in Exhibit B attached hereto.

                IN WITNESS WHEREOF, said Thomas C. Sullivan, President and James A. Karman, Secretary, of RPM, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 21st day of October, 1974.

                                                   /s/ Thomas C. Sullivan
                                                   -----------------------------
                                                   Thomas C. Sullivan, President

                                                   /s/ James A. Karman
                                                   -----------------------------
                                                   James A. Karman, Secretary

                           SHAREHOLDER RESOLUTIONS
                                  RPM, INC.

RESOLVED: That Article Second of the Company's Amended Articles of Incorporation be amended to read as set forth in Exhibit B to the Proxy Statement dated August 20, 1974 which accompanied the Notice of this Meeting, the relevant portion of which Exhibit is incorporated into these resolutions by reference.

BE IT FURTHER RESOLVED: That the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purpose of these resolutions.

RESOLVED: That Article Seventh of the Company's Amended Articles of Incorporation be amended in the manner and to the extent indicated in Exhibit B to the Proxy Statement dated August 20, 1974 which accompanied the Notice of this Meeting, the relevant portions of which Exhibit are incorporated by reference into these resolutions, that a new Article Eighth to the Company's Amended Articles of Incorporation as set forth in said Exhibit be adopted, and that the provision of said Amended Articles heretofore designated as Article Eighth be redesignated as Article Ninth.

BE IT FURTHER RESOLVED: That the President and the Secretary of the Company be and they are hereby authorized and directed to file as promptly as possible in tile Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendments and carry out the purpose of these resolutions.

                   ARTICLES SECOND, SEVENTH, EIGHTH AND NINTH
                                       TO
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                                    RPM, INC.

                SECOND: The place in the State of Ohio where its principal office is located is the City of Cleveland, Cuyahoga County.

                SEVENTH: Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring for any action the affirmative vote of the holders of shares entitling them to exercise a designated proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, and subject to the requirements of Article Eighth of these Amended Articles of Incorporation, such action may be taken by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes, except that the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation or of such class or classes shall be necessary:

                (a) to approve the lease, sale, exchange, transfer or other disposition by the Corporation of all, or substantially all, or its assets; or

                (b) to effect a merger, consolidation, majority share acquisition or combination other than a combination to which sub-paragraph (a) of this Article Seventh applies, as such terms are defined under the General Corporation law of Ohio, if the holders of shares of the Corporation entitling them to exercise all of the voting power of the Corporation in the election of Directors immediately prior to consummation of such transaction shall, upon consummation thereof, thereafter be entitled to exercise less than two-thirds of the voting power of the Corporation, or of the surviving or new Corporation (in the case of a merger or consolidation), in the election of Directors; or

                (c) to adopt any amendment to the Amended Articles of In-corporation of the Corporation which changes the provisions of this Article Seventh.

                EIGHTH: If a shareholder vote is required by law, then except as provided in the last paragraph of this Article Eighth the affirmative vote of the holders of shares entitling them to exercise 80% of the voting power of the Corporation, given in person or by proxy at a meeting called for the purpose, shall be necessary:

                (a) to approve the lease, sale, exchange, transfer or other disposition by the Corporation of all, or substantially all, of its assets or business to a related company or an affiliate of a related company; or the consolidation of the Corporation with or its merger into a related company or an affiliate of a related company; or the merger into the Corporation or a subsidiary of the Corporation of a related company or an affiliate of a related company; or a combination or majority share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to shareholders of a related company or an associated person; or

                (b) to approve any agreement, contract or other arrangement with a related company or an affiliate of a related company or an associated person providing for any of the transactions described in sub-paragraph (a) above; or

                (c) to adopt any amendment of the Amended Articles of Incorporation of the Corporation which changes the provisions of this Article Eighth.

                For the purpose of this Article Eighth, a "related company" in respect of a given transaction shall be any person, partnership, corporation or firm which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, 5% or more of the shares of any outstanding class of shares of the Corporation entitled to vote upon such transaction, as of the record date used to determine the shareholders of the Corporation entitled to vote upon such transaction; an "affiliate" of a related company shall be any person, individual, joint venture, trust, partnership or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the related company; an "associated person" of a related company shall be any Officer or Director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such related company or any of its affiliates; and the terms "person", "combination" , "majority share acquisition" and "acquiring corporation" shall have the same meaning as that contained in Section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted. The determination of the Board of Directors of the Corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation or firm is a related company or affiliate or associated person as defined in this Article Eighth.

                The provisions of this Article Eighth shall not apply to any proposal submitted to shareholders if (i) such proposal has been approved and recommended by written resolution of the Board of Directors of the Corporation adopted prior to the acquisition of the 5% interest in shares of the Corporation, as aforesaid, by the related company or its affiliates or associated persons, and (ii) with respect to any transaction of the type described in subparagraphs (a) and (b) of this Article Eighth, the terms of any inducements made to officers or Directors of the Corporation, if any, which are not made available to all shareholders, have been disclosed to all shareholders.

                NINTH: These Amended Articles of Incorporation supersede and take the place of existing Amended Articles of Incorporation of the Corporation.

   UNITED STATES OF AMERICA,       |
        STATE OF OHIO,             }
OFFICE OF THE SECRETARY OF STATE.  |
                                                              I, TED W. BROWN,


Secretary of State of the State of Ohio, do hereby certify that the foregoing is an exemplified copy, carefully compared by me with the original record now in my official custody as Secretary of State, and found to be true and correct, of the

                           CERTIFICATE OF AMENDMENT
                                      TO
                       AMEND ARTICLES OF INCORPORATION
                                      OF
                                  RPM, INC.

filed in this office on the 24th day of September A.D. 1976.
and recorded on (in) Roll (Volume) E 0198, Frame (Page) 0710 of the Records of Incorporations.


       [SEAL] WITNESS my hand and official seal at Columbus, Ohio, this 29th day of September A.D. 1976.

                                                 /S/  TED W. BROWN
                                                 ----------------------
                                                      TED W. BROWN
                                                    Secretary of State

                           CERTIFICATE OF AMENDMENT
                                      TO
                      AMENDED ARTICLES OF INCORPORATION
                                      OF
                                  RPM, INC.

                                                              Charter No. 202203

        Thomas C. Sullivan, Presidcnt, and James A. Karman, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the holders of all the Common Shares, without par value, of RPM, Inc. was duly called and held on September 24, 1976, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of said corporation, the following Resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

          RESOLVED, That Article FOURTH of the Company's Amended Articles of Incorporation be amended in its entirety to read as follows:

                         FOURTH: The maximum number of shares which the
                    Corporation is authorized to have outstanding is Five Million (5,000,000) shares, all of which shall be Common Shares, without par value.

          BE IT FURTHER RESOLVED, That the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoin g amendment and carry out the purposes of these Resolutions.

        IN WITNESS WHEREOF, said Thomas C. Sullivan, President, and James A. Karman, Secretary, of RPM, ILnc., acting for and on behalf of said corporation, have hereunto subscribed their names this 24th day of September, 1976.

                                            /s/ Thomas C. Sullivan
                                            ------------------------------------
                                            Thomas C. Sullivan, President

                                            /s/ James A. Karman
                                            ------------------------------------
                                            James A. Karman, Secretary

(SEAL)

   UNITED STATES OF AMERICA,       |
        STATE OF OHIO,             }
OFFICE OF THE SECRETARY OF STATE.  |
                                                              I, TED W. BROWN,


Secretary of State of the State of Ohio, do hereby certify that the foregoing is an exemplified copy, carefully compared by me with the original record now in my official custody as Secretary of State, and found to be true and correct, of the

                           CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION
                                      OF
                                  RPM, INC.

filed in this office on the 30th day of September A.D. 1977.
and recorded on (in) Roll (Volume) E 0324, Frame (Page) 0608 of the Records of Incorporations.


       [SEAL] WITNESS my hand and official seal at Columbus, Ohio, this 4th day of October A.D. 1977.

                                                 /S/  TED W. BROWN
                                                 ----------------------
                                                      TED W. BROWN
                                                    Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       TO
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                                   RPM, INC.

                                                              Charter No. 202203


        Thomas C. Sullivan, President, and James A. Karman, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of RPM, Inc. was duly called and held on September 29, 1977, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

          RESOLVED, That Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

               FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Ten Million (10,000,000) shares, all of which shall be Common Shares, without par value.

          BE IT FURTHER RESOLVED, That the President and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions.

        IN WITNESS WHEREOF, said Thomas C. Sullivan, President, and James A. Karman, Secretary, of RPM, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 29th day of September, 1977.



                                                   /s/ Thomas C. Sullivan
                                                   -----------------------------
                                                   Thomas C. Sullivan, President

                                                   /s/ James A. Karman
                                                   -----------------------------
                                                   James A. Karman, Secretary

(SEAL)

                            CERTIFICATE OF AMENDMENT
                                       TO
                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                                   RPM, Inc.


                                                              Charter No. 202203



        James A. Karman, President, and Julius K. Nemeth, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of RPM, Inc. was duly called and held on October 13, 1983, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles 0oe Incorporation of said corporation:

                RESOLVED, That Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirely as follows:

                FOURTH: The maximum number of shares which the Corporation is authori:ed to have outstanding is Twenty Million (20,000,000) shares, all of which shall be Common Shares, without par value.

                BE IT FURTHER RESOLVED, That the President and the Secretary of the Company be and they are hereby authorized and directed to file promptlv in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions.

        IN WITNESS WHEREOF, said James A. Karman, President, and Julius K. Nemeth, Secretary, of RPM, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 13th day of October, 1983.


                                                  /s/ James A. Karman
                                                  ------------------------------
                                                  James A. Karman, President

                                                  /s/ Julius K. Nemeth
                                                  ------------------------------
                                                  Julius K. Nemeth, Secretary




(SEAL)

         STATE OF OHIO                                            SHERROD BROWN
[LOGO]   DEPARTMENT OF STATE                                 Secretary of State

         DATE 10/16/86            NUMBER 202203              RECEIPT NO. 32650

                                                             G016-1993    0059

RECEIVED OF                CALFEE, HALTER & GRISWOLD
OR FILED BY __________________________________________________________________

THE SUM OF $75,035.00 FOR FILING AMD INC OF RPM, INC.
            ---------            -------

RETURNED TO:                         32650              AMD    $75,035.00
    CALFEE, HALTER & GRISWOLD                           INC    ----------
    ATT: A.L. WACHS                 RECEIPT                    ----------
    1800 SOCIETY BLDG.                                         ----------
    CLEVELAND, OH 44114-2688                                   ----------
                                                               ----------
NAME:                                               TOTAL FEE: $75,035.00
RPM, INC.                                                      ----------

                             DEPARTMENT OF STATE

                              THE STATE OF OHIO

                                SHERROD BROWN
                              Secretary of State


                                    202203

                                 CERTIFICATE


IT IS HEREBY CERTIFIED that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the
filing and recording of:   AMD    of RPM, Inc.
                         -------



    UNITED STATES OF AMERICA         Recorded on Roll G016 at Frame 1995 of the
         STATE OF OHIO                                ----          ----
OFFICE OF THE SECRETARY OF STATE     Records of Incorporation and Miscellaneous
                                     Filings.



       [SEAL] WITNESS MY HAND AND THE SEAL OF THE SECRETARY OF STATE, AT THE CITY OF COLUMBUS, OHIO, THIS 9TH DAY OF OCT, A.D. 1986.
                               ---        ---         --


                                                 /s/  SHERROD BROWN
                                                 ----------------------
                                                      SHERROD BROWN
                                                    Secretary of State

                           CERTIFICATE OF AMENDMENT
                                       TO
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                                   RPM, INC.

                                                              Charter No. 202203

                Thomas C. Sullivan, Chairman, and Julius K. Nemeth, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of RPM, Inc. was duly called and held on October 9, 1986, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

               RESOLVED, That Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

                    FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Fifty Million (50,000,000) shares, all of which shall be Common Shares, without par value.

               BE IT FURTHER RESOLVED, That the Chairman and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions.

                IN WITNESS WHEREOF, said Thomas C. Sullivan, Chairman, and Julius k. Nemeth, Secretary, of RPM, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 9th day of October, 1986.


                                                    /s/ Thomas C. Sullivan
                                                    ----------------------------
                                                    Thomas C. Sullivan, Chairman

                                                    /s/ Julius K. Nemeth
                                                    ----------------------------
                                                    Julius K. Nemeth, Secretary

(SEAL)

                            CERTIFICATE OF AMENDMENT
                                       TO
                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                                   RPM, INC.

                                                              Charter No. 202203

                Thomas C. Sullivan, Chairman, and Julius K. Nemeth, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of RPM, Inc. was duly called and held on October 9, 1986, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

               RESOLVED, That Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

                    FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is Fifty Million (50,000,000) shares, all of which shall be Common Shares, without par value.

               BE IT FURTHER RESOLVED, That the Chairman and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Arnendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions.

                IN WITNESS WHEREOF, said Thomas C. Sullivan, Chairman, and Julius K. Nemeth, Secretary, of RPM, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 9th day of October, 1986.

                                                    /s/ Thomas C. Sullivan
                                                    ----------------------------
                                                    Thomas C. Sullivan, Chairman

                                                    /s/ Julius K. Nemeth
                                                    ----------------------------
                                                    Julius K. Nemeth, Secretary


(SEAL)

                                                                 APPROVED
                            CERTIFICATE OF AMENDMENT
                                       TO                       OCT 91992
                       AMENDED ARTICLES OF INCORPORATION
                                       OF                       BOB TAFT
                                   RPM, INC.               SECRETARY OF STATE


                                                              Charter No. 202203

        Thomas C. Sullivan, Chairman, and Paul A. Granzier, Secretary, of RPM, Inc., an Ohio corporation, do hereby certify that a meeting of the Shareholders of RPM, Inc. was duly called and held on October 9, 1992, at which meeting a quorum of such Shareholders was present in person or by proxy at all times, and that by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of said corporation, the following resolutions were adopted for the purpose of amending Article FOURTH of the Amended Articles of Incorporation of said corporation:

          RESOLVED, That Article FOURTH of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:

                    FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is One Hundred Million (100,000,000) shares, all of which shall be Common Shares, without par value.

          BE IT FURTHER RESOLVED, That the Chairman and the Secretary of the Company be and they are hereby authorized and directed to file promptly in the Office of the Secretary of State of Ohio an appropriate Certificate of Amendment, and to take such other action as may be appropriate, in order to render effective the foregoing amendment and carry out the purposes of these resolutions .

        IN WITNESS WHEREOF, said Thomas C. Sullivan, Chairman, and Paul A. Granzier, Secretary, of RPM, Inc., acting for and on behalf of said corporation, have hereunto subscribed their names this 9th day of October, 1992.

                                                    /s/ Thomas C. Sullivan
                                                    ----------------------------
                                                    Thomas C. Sullivan, Chairman

                                                    /s/ Paul A. Granzier
                                                    ----------------------------
                                                    Paul A. Granzier, Secretary


(SEAL)